File No. *6/2001/10916*

Republic of Mauritius

CERTIFICATE OF INCORPORATION

issued under sections 14 and 15 of the

INTERNATIONAL COMPANIES ACT 1994

(Act No.4 of 1994)

I, the undersigned, entrusted under section 127 of the International Companies Act 1994 with the powers of the Registrar of International Companies of the Republic of Mauritius, DO HEREBY CERTIFY pursuant to the Act that all the requirements in respect of incorporation under the Act having been satisfied,

DEMPSEY INTERNATIONAL LTD.

is incorporated in the Republic of Mauritius as an International Company.

This *24th* day of *September 2001*

Given under my HAND and SEAL in Port Louis, Mauritius.

H. McCann
REGISTRAR OF INTERNATIONAL COMPANIES

CERTIFIED TRUE COPY
for Intercontinental Trust Ltd
VISHMA BOYJONAUTH

REGISTRAR INTERNATIONAL COMPANIES
Republic of Mauritius

SEVENTH SCHEDULE
(Regulation 3(2)(b))

Republic of Mauritius

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

(section 36(2) of the Companies Act 2001)

Company No.: 36246
C1/GBL

This is to certify that

DEMPSEY INTERNATIONAL LTD.

having by special resolution changed its name, is now

incorporated under the name of

FLEXTRONICS SALES & MARKETING (A-P) LTD

Given under my Hand and Seal of office in

Port Louis, Mauritius on this 27th *day of* February, 2002

D. Packiry P. Chinien (Mrs)
Registrar of Companies

CERTIFIED TRUE COPY
for Intercontinental Trust Ltd
VISHMA BOYJONAUTH